UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2006.

PARAMOUNT GOLD MINING CORP. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-51600 (Commission File Number)	20-3690109 (IRS Employer Identification No.)

237 Argyle Avenue, Ottawa, Ontario, Canada (Address of principal executive offices)	K2P1B8 (Zip Code)

Registrant's telephone number, including area code (613) 226-7883

(Former name or former address, if changed since last report)

ITEM 5.02 FINANCING

On January 5, 2006 Paramount Gold Mining Corp. (the “Company”) announced financing in the form of issuance of 156,250 restricted common shares to Alpha Capital Inc. of London, England at a price of $3.20 per share for consideration of $500,000.

On January 10, 2006 the Company announced an additional financing in the form of issuance of 142,857 restricted common shares Alpha Capital Inc. at a price of $3.50 per share for consideration of $500,000.

Both financings are at a premium to market.  The Company has granted Alpha Capital the right to participate in future financings.

As a result of the two tranche financing, Alpha Capital will be granted 299,107 restricted common shares for total consideration of $1,000,000.

Proceeds from the financing will be used to fund drill programs at the San Miguel and Linda properties in Mexico and Peru respectively.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 5, 2006
Exhibit 99.2	Press Release dated January 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

January 13, 2003

PARAMOUNT GOLD MINING CORP.

By:

/s/

Name:

Christopher Crupi

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated January 5, 2006	5
Exhibit 99.2	Press Release dated January 10, 2006.	6